Exhibit 12.1

Computation of Ratios

CarrAmerica Realty Operating Partnership, L.P.

Calculation of Earnings:

		2003	2002	2001	2000	1999
	Income from continuing operations before income taxes, minority interest, and gain on sale of properties and impairment losses on real estate	72,369	84,365	77,350	117,909	104,947
	Less: Equity in earnings	(7,034)	(7,188)	(9,322)	(7,596)	(5,167)
	Add: Gain (loss) on sale of properties and impairment losses on real estate	(3,095)	13,156	2,964	55,047	55,453

	Income from continuing operations before income taxes, adjustment for minority interest and income from equity investees	62,240	90,333	70,992	165,360	155,233

	Additions:
	Fixed Charges
	Interest expense	104,492	99,018	83,676	98,835	89,057
	Capitalized interest	1,696	3,274	6,221	12,367	26,485

		106,188	102,292	89,897	111,202	115,542
(1)	Amortization of capitalized interest	2,394	2,352	2,270	2,114	1,805
(2)	Distributed income of equity investees	7,034	7,188	9,322	7,596	5,167

	Subtractions:
	Capitalized interest	(1,696)	(3,274)	(6,221)	(12,367)	(26,485)

	Adjusted Earnings	176,160	198,891	166,260	273,905	251,262

	Fixed Charges (from above)	106,188	102,292	89,897	111,202	115,542

	Ratio of Earnings to Fixed Charges	1.66	1.94	1.85	2.46	2.17

(1)	Represents an estimate of capitalized interest costs based on our established depreciation policy and an analysis of interest costs capitalized since 1996 (the year in which CarrAmerica began significant development activity).

(2)	Represents an estimate of distributed income. Amount is based upon equity in earnings for each period due to the fact that distributions exceeded equity in earnings for each period.

CarrAmerica Realty Corporation

Calculation of Earnings:

	2003	2002	2001	2000	1999

Income from continuing operations before income taxes, minority interest, and gain on sale of properties and impairment losses on real estate	72,369	84,365	77,350	117,909	104,947
Less: Equity in earnings	(7,034)	(7,188)	(9,322)	(7,596)	(5,167)
Add: Gain (loss) on sale of properties and impairment losses on real estate	(3,095)	13,156	2,964	55,047	55,453

Income from continuing operations before income taxes, adjustment for minority interest and income from equity investees	62,240	90,333	70,992	165,360	155,233

Additions:
Fixed Charges
Interest expense	104,492	99,018	83,676	98,835	89,057
Capitalized interest	1,696	3,274	6,221	12,367	26,485

	106,188	102,292	89,897	111,202	115,542
(1) Amortization of capitalized interest	2,394	2,352	2,270	2,114	1,805
(2) Distributed income of equity investees	7,034	7,188	9,322	7,596	5,167

Subtractions:
Capitalized interest	(1,696)	(3,274)	(6,221)	(12,367)	(26,485)

Adjusted Earnings	176,160	198,891	166,260	273,905	251,262

Fixed Charges (from above)	106,188	102,292	89,897	111,202	115,542

Ratio of Earnings to Fixed Charges	1.66	1.94	1.85	2.46	2.17

(1)	Represents an estimate of capitalized interest costs based on our established depreciation policy and an analysis of interest costs capitalized since 1996 (the year in which CarrAmerica began significant development activity).

(2)	Represents an estimate of distributed income. Amount is based upon equity in earnings for each period due to the fact that distributions exceeded equity in earnings for each period.

CarrAmerica Realty, L.P.

Calculation of Earnings:

		2003	2002	2001	2000	1999
	Income from Continuing Operations before income taxes, minority interest and gain on sale of assets and other provisions, net (as filed)	19,526	19,483	19,960	21,950	28,010
	Discontinued operations
	Less: Equity in earnings	—	—	(8,624)	(5,838)	(3,318)
	Add: Gain on sale of assets and other provisions, pre-tax	(2,264)	(3,138)	(3,653)	(1,251)	(8)
	Pre-tax income from continuing operations before adjustment for minority interest and income from equity investees	(427)	(1,009)	(7,435)	24,921	3,804

		16,835	15,336	248	39,782	28,488

	Additions:
	Fixed Charges
	Interest Expense	9,825	14,628	19,185	27,567	20,545
	Capitalized Interest	—	196	761	2,341	5,177
	Amortized discounts or premium on debt	—	—	—	—	—
	Deferred Financing Costs	42	59	54	54	54

		9,867	14,883	20,000	29,962	25,776

(1)	Amortization of capitalized interest	407	407	413	394	335
(2)	Distributed income of equity investees	2,264	3,138	3,653	1,251	8

	Subtractions:
	Capitalized Interest	—	(196)	(761)	(2,341)	(5,177)

	Adjusted Earnings	29,373	33,568	23,553	69,048	49,430

	Fixed Charges (from above)	9,867	14,883	20,000	29,962	25,776

	Preferred Stock Dividends	—	—	—	—	—

	Ratio of Earnings to Fixed Charges	2.98	2.26	1.18	2.30	1.92

	Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	2.98	2.26	1.18	2.30	1.92

(1)	Represents an estimate of capitalized interest costs based on our established depreciation policy and an analysis of interest costs capitalized since 1996 (the year in which CarrAmerica began significant development activity).
(2)	Represents an estimate of distributed income. Amount is based upon equity in earnings for each period due to the fact that distributions per the cash flow exceeded equity in earnings for each period.

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